UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 5, 2020

AGEAGLE AERIAL SYSTEMS INC.

(Exact name of registrant as specified in charter)

Nevada	001-36492	88-0422242
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

117 S. 4th Street

Neodesha, Kansas 66757
(Address Of Principal Executive Offices) (Zip Code)

620-325-6363
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on a Current Report on Form 8-K filed on March 12, 2020 (the “Form 8-K”), effective as of May 5, 2020, Mr. Barrett Mooney resigned from his position as Chief Executive Officer of AgEagle Aerial Systems Inc. (the “Company”), and is now serving as Chairman of the Board of Directors of the Company. Also announced in the Form 8-K, effective as of May 5, 2020, Mr. Bret Chilcott resigned from his positions as President of the Company and as Chairman of the Board.

In the Current Report on Form 8-K filed on May 1, 2020, the Company announced that Mr. Michael Drozd has been appointed to replace Mr. Mooney as Chief Executive Officer and will commence in that role on May 18, 2020. Until such time as Mr. Drozd assumes his role as Chief Executive Officer, Ms. Nicole Fernandez-McGovern, the Company’s current Chief Financial Officer, will also serve as Interim Chief Executive Officer, and thereafter, will continue in her role as Chief Financial Officer. Ms. Fernandez-McGovern will not receive any additional compensation for serving as Interim Chief Executive Officer.

Ms. Nicole Fernandez-McGovern has served as the Company’s Chief Financial Officer since August 2016. Ms. Fernandez-McGovern is charged with overseeing the Company’s global financial operations to include managing financial planning, general tax and accounting activities, capital formation, SEC reporting and other key financial duties. Prior to joining AgEagle, she served as Chief Executive Officer and Chief Financial Officer of Trunity Holdings, Inc., a publicly traded education technology company. While at Trunity, Ms. Fernandez-McGovern led the successful restructuring of the Company by acquiring a new compounding pharmacy business and finalizing the spin-out of the legacy education business into a newly formed private company. From 2011 through 2013, she was President of RCM Financial Consulting, a specialized consulting firm focused on providing interim accounting and financial services to small and medium sized businesses. For the preceding ten years, Ms. Fernandez-McGovern was a financial manager at Elizabeth Arden where she was involved with all aspects of the Nasdaq-listed company’s SEC and financial reporting processes. She launched her professional career at KPMG, LLP in its audit and assurance practice, where she managed various large -scale engagements for both public and privately held companies. Ms. Fernandez-McGovern earned a Master of Business Administration degree with concentration in Accounting and International Business and a Bachelor of Business Administration degree with concentration in Accounting, both from the University of Miami. In addition to being fluent in Spanish, she is also a Certified Public Accountant in the State of Florida and serves on the boards of the South Florida Chapter of Financial Executives International and Pembroke Pines Charter Schools.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEAGLE AERIAL SYSTEMS INC.

By:	/s/ Nicole Fernandez-McGovern
Name:	Nicole Fernandez-McGovern
Title:	Interim Chief Executive Officer and Chief Financial Officer

Dated: May 6, 2020

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